EXHIBIT A

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning she, he or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other person, except to the extent the he, she or it has actual knowledge or has reason to believe that such information is not accurate.

Dated: November 9, 2009

/s/ Hou Tie Xin
Hou Tie Xin

Dated: November 9, 2009

/s/ Bu Zheng Liang
Bu Zheng Liang

Dated: November 9, 2009

/s/ Qi Na
Qi Na

Dated: November 9, 2009

/s/ Xu Jia Rong
Xu Jia Rong

Dated: November 9, 2009

/s/ Wu Wei
Wu Wei

Dated: November 9, 2009

/s/ Zhao Ying
Zhao Ying

Dated: November 9, 2009

/s/ Zuo Gang
Zuo Gang

Dated: November 9, 2009

/s/ Zhang Wei Jun
Zhang Wei Jun

Dated: November 9, 2009

/s/ He Zuo Zhi
He Zuo Zhi

Dated: November 9, 2009

/s/ Xu Hong Bing
Xu Hong Bing

Dated: November 9, 2009
Golden Wind Holdings Limited

/s/ Xu Hong Bing
By: Xu Hong Bing